Exhibit 10.2.2

                   RESOLUTIONS ADOPTED BY THE
                      BOARD OF DIRECTORS OF
                  UNION CARBIDE CORPORATION ON
              JANUARY 22, 1986, WITH RESPECT TO THE
              1984 UNION CARBIDE STOCK OPTION PLAN


     RESOLVED, that upon the recommendation of management, and in accordance with Section 6.6 of the 1979 Union Carbide Incentive Compensation Plan and Section 5.6 of the 1984 Union Carbide Stock Option Plan (the "Plans"), the Committee approves and recommends that the Board authorize that, in view of the Special Distribution to shareholders of record on February 15, 1986 upon the sale of the Consumer Products Businesses ("Special Distribution") and the 3-for-1 stock split authorized by the Board on January 2, 1986, the following equitable adjustments be made in (i) the number of shares and prices per share applicable to outstanding stock options and for the purposes of stock appreciation rights ("SARs") and exercise payments ("EPs") and
(ii) the number of shares which are hereafter available for stock option awards in total or to any participant in the Plans:

     (a)     There shall be no adjustment in
the option prices presently in effect (the
"Original Option Prices") for any stock
options, or for the purpose of SARs or EPs, exercised on or prior to the 10th day of trading on the New York Stock Exchange of the Rights to receive the Special Distribution
(the "Special Distribution Rights").

     (b)     Effective on the 11th day of
trading on the New York Stock Exchange of the Special Distribution Rights, the option prices for then outstanding stock options and for the purpose of SARs and EPs shall be reduced by an amount equal to the average of the closing prices of the Special
Distribution Rights on the first 10 days of trading of such Rights on the New York Stock
Exchange, as reported on the New York Stock
Exchange--Composite Transactions, but no option price shall be reduced to less than $3 per share under this paragraph. The option price as adjusted under this paragraph shall continue in effect until further adjusted under paragraph (c), (d) or (f) below.

     (c)     When the entire Special
Distribution has been determined and
announced by the Board of Directors, the option prices then in effect for the then outstanding stock options and for the purpose of SARs and EPs shall be adjusted to a price equal to the Original Option Prices minus the amount of the Special Distribution, effective on the date of said announcement, but no option price shall be reduced to less than $3 per share under this paragraph. If the Special Distribution is determined and announced by the Board of Directors in parts at different times rather than in whole at one time, no adjustment shall be made in the option prices pursuant to this paragraph (c) until the entire Special Distribution has been determined and announced.

     (d)     From and after aforesaid 3-for-1
stock split, (i) the Original Option Prices if they are still in effect, or the option prices as adjusted pursuant to paragraph (b) or (c) above, as the case may be, shall be divided by three for the then outstanding stock options and for the purpose of the SARs and EPs, and (ii) the number of shares of stock covered by then outstanding stock options, and the number of corresponding SARs and EPs, shall be multiplied by three.

     (e)     Effective as of the date of the
3-for-1 stock split, the total number of shares of stock which are thereafter available for stock option awards shall be increased from 3,188,145 to 9,564,435, and no participant in the Plans shall be granted options in any one year for, in the aggregate, more than 150,000 shares.

     (f)     If any circumstances hereafter
become known or develop which, in the
judgment of the Board of Directors, cause any adjustment in the option prices to be not equitable to a significant extent, the Board shall have the right to make such further adjustments, in such amounts and at such times, as the Board in its judgment determines are necessary to achieve equity.

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